Exhibit 10.2
DELTA AIR LINES, INC.
PERFORMANCE COMPENSATION PLAN
(as amended and restated effective June 19, 2025)
Delta Air Lines, Inc. originally established, effective as of April 30, 2007, the Delta Air Lines, Inc. 2007 Performance Compensation Plan, which was amended, restated and renamed, the Delta Air Lines, Inc. Performance Compensation Plan (the “Plan”), effective as of June 10, 2016. The Plan is hereby amended and restated, effective as of June 19, 2025, subject to approval by the Company’s shareholders.

Section 1. Purpose. The purpose of the Plan is to enhance the incentive of those employees, members of the Board and other individuals who are expected to contribute significantly to the success of the Company and its Affiliates in achieving the Company’s short-term and long-term objectives and, in general, to further the best interests of the Company and its shareowners.
Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a)    “Act” means the Securities Exchange Act of 1934, as amended from time to time, and includes the applicable regulations promulgated thereunder.
(b)    “Affiliate” means any entity that, directly or indirectly, controls or is controlled by or under common control with the Company.
(c)    “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award granted under the Plan, which may be denominated or settled in Shares, cash or in such other forms as provided for herein.
(d)    “Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant, as determined by the Committee.
(e)    “Board” means the board of directors of the Company.
(f)    “Cause” unless otherwise provided in an applicable Award Agreement, means a Participant’s:
(i)    continued, substantial failure to perform his duties with the Company or an Affiliate (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant which identifies the manner in which the Company or an Affiliate believes that the Participant has not performed his duties;

(ii)    misconduct which is economically injurious to the Company or to any Affiliate;
(iii)    conviction of, or plea of guilty or no contest to, a felony or any other crime involving moral turpitude, fraud, theft, embezzlement or dishonesty; or
(iv)    material violation of any material Company or Affiliate policy or rule regarding conduct, which policy or rule has been communicated in writing to the Participant.
A Participant shall have at least 10 business days to cure, if curable, any of the events (other than clause (iii)) which could lead to his termination for Cause. For any Participant who is an Executive Vice President or more senior executive of the Company, a termination for Cause must be approved by a two-thirds vote of the entire Board.
(g)    “Change in Control” unless otherwise provided in the applicable Award Agreement, means the occurrence of:
(i)    any “person” (as defined in Section 13(d) of the Act) other than the Company, its Affiliates or an employee benefit plan or trust maintained by the Company or its Affiliates, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 35% of the combined voting power of the Company’s then outstanding Voting Stock (excluding any “person” who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below), unless such person acquires beneficial ownership of more than 35% of the combined voting power of the Company’s Voting Stock then outstanding solely as a result of an acquisition of Company Voting Stock by the Company which, by reducing the Company Voting Stock outstanding, increases the proportionate Company Voting Stock beneficially owned by such person to more than 35% of the combined voting power of the Company’s Voting Stock then outstanding; provided, that if a person shall become the beneficial owner of more than 35% of the combined voting power of the Company’s Voting Stock then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the beneficial owner of any additional Company Voting Stock which causes the proportionate voting power of such Company Voting Stock beneficially owned by such person to increase to more than 35% of the combined voting power of such Voting Stock then outstanding, such person shall, upon becoming the beneficial owner of such additional Company Voting Stock, be deemed to have become the beneficial owner of more than 35% of the combined voting power of the Company’s Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;
(ii)    at any time during a period of 12 consecutive months individuals who at the beginning of such period constituted the Board (and any new member of the Board, whose election by the Board or nomination for election by the Company’s shareowners was approved by a vote of at least two-thirds of the members of the Board then still in office who either were members of the Board at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of members then constituting the Board; or
(iii)    the consummation of (A) a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a reorganization, merger or consolidation which results in the Company’s Voting Stock outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into Voting Stock of the surviving entity or any parent thereof) more than 65% of the voting power of the Voting Stock or the total fair market value of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of assets of the Company having a total gross fair market value equal to more than 40% of the total gross Fair Market Value of all assets of the Company immediately prior to such transaction or transactions other than any such sale to an Affiliate.
Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred with respect to a Participant if the Participant is part of a “group,” within the meaning of Section 13(d)(3) of the Act, which consummates the Change in Control transaction. In addition, for purposes of the definition of Change in Control, a person engaged in business as an underwriter of securities shall not be deemed to be the beneficial owner of, or to beneficially own, any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.
(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes the applicable regulations promulgated thereunder.
(i)    “Committee” means the Personnel and Compensation Committee of the Board, or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.
(j)    “Company” means Delta Air Lines, Inc. or any successor thereto.
(k)    “Disability” means long-term or permanent disability as determined under the disability plan of the Company or Affiliate applicable to the Participant.
(l)    “Fair Market Value” means with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock exchange on which the Shares trade or are quoted, or if Shares are not so listed or quoted, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(m)    “Good Reason,” unless otherwise provided in an applicable Award Agreement, means either:
(i)    Except as provided in clause (ii) below in connection with a Change in Control, any of the following which occur without a Participant’s express written consent:
    (A)    in the case of a Participant who is an Executive Vice President or more senior executive of the Company, a material diminution of such Participant’s authorities, duties or responsibilities, other than an insubstantial and inadvertent act that is promptly remedied by the Company after written notice by such Participant to the Chief Executive Officer of the Company;
    (B)    the Participant’s office is relocated by more than 50 miles;
    (C)    a material reduction of Participant’s base salary or target annual bonus opportunities, in either case other than pursuant to a uniform percentage salary or target annual bonus reduction for similarly situated Participants; or
     (D)    a material breach by the Company or an Affiliate of any binding obligation to the Participant relating to a material term of the Participant’s employment, including, but not limited to, indemnification or the terms of an Award hereunder, or any failure of a successor to the Company to assume and agree to perform such obligation; or
    (ii)    any of the following which occur without a Participant’s express written consent during the two-year period following a Change in Control:
    (A)    a material diminution of the Participant’s authorities, duties or responsibilities, other than an insubstantial and inadvertent act that is promptly remedied by the Company or an Affiliate after written notice by such Participant to the Chief Executive Officer of the Company;
    (B)    the Participant’s office is relocated by more than 50 miles;
    (C)    a material reduction of Participant’s base salary or target annual bonus opportunities, in either case other than pursuant to a uniform percentage salary or target annual bonus reduction for similarly situated Participants; or
    (D)    a material breach by the Company or an Affiliate of any binding obligation to the Participant relating to a material term of the Participant’s employment, including, but not limited to, indemnification or the terms of an Award hereunder, or any failure of a successor to the Company to assume and agree to perform such obligation.

Notwithstanding the foregoing, (1) as to any Participant, an event described in Section 2(m)(i) or (ii) above shall constitute Good Reason only if such Participant gives the Company written notice of intent to resign and the reasons therefor within 90 days of the occurrence of such event, unless the Committee agrees otherwise and (2) no event described in Section 2(m)(i) or (ii) above that is curable shall constitute Good Reason if such event is cured by the Company or an Affiliate within 30 days of the Participant’s notice, given in accordance with clause (1) above.
(n)    “Incentive Stock Option” means an Option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that (i) meets the requirements of Section 422 of the Code, or any successor provision thereto and (ii) is designated by the Committee as an Incentive Stock Option.
(o)    “Non-Qualified Stock Option” means an Option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.
(p)    “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(q)    “Other Stock-Based Award” means an Award granted pursuant to Section 10.
(r)    “Participant” means the recipient of an Award granted under the Plan.
(s)    “Performance Award” means an Award granted pursuant to Section 9.
(t)    “Performance Restricted Stock Units” or “PRSU” is a type of Performance Award granted pursuant to Section 9 hereof that is denominated in Shares. For the avoidance of doubt, Performance Restricted Stock Units are not an Award granted under Section 8.
(u)    “Performance Period” means the period (not less than one year) established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.
(v)    “Plan” means the Delta Air Lines, Inc. Performance Compensation Plan, as the same may be amended or restated from time to time, including any appendices hereto.
(w)    “Restricted Stock” means any Share granted under Section 8.
(x)    “RSU” or “Restricted Stock Unit” means a contractual right granted under Section 8 that is denominated in Shares. Each Unit shall represent a right to receive the value of one Share (or a percentage of such value) upon the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of Restricted Stock Units may include the right to receive dividend equivalents, subject to Section 12(d).

(y)    “Retirement” means a Termination of Employment (other than for Cause or death) (i) on or after a Participant’s 52nd birthday provided that such Participant has completed at least 10 years of service since his or her most recent hire date with the Company or an Affiliate or (ii) on or after the date that a Participant has completed at least 25 years of service regardless of the Participant’s age provided that such Participant has completed at least 10 years of consecutive service since his or her most recent hire date with the Company or an Affiliate.
(z)    “SAR” or “Stock Appreciation Right” means any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee in its discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 5(e), shall not be less than the Fair Market Value of one Share on the date of grant of the right.
(aa)    “Shares” means shares of the common stock of the Company, par value $0.0001 per share.
(bb)    “Substitute Awards” means awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.
(cc)    “Termination of Employment” means, in the case of a Participant who is an employee of the Company or any of its Affiliates, cessation of the employment relationship such that the Participant is no longer an employee of the Company or an Affiliate, or, in the case of a Participant who is an independent contractor, the date the performance of services for the Company or an Affiliate has ended; provided, however, that in the case of an employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as an independent contractor shall not be deemed a Termination of Employment and, in the case of an independent contractor, performance of services as an employee shall not be deemed a termination of service that would constitute a Termination of Employment; and provided, further, that a Termination of Employment will be deemed to occur for a Participant employed by an Affiliate when an Affiliate ceases to be an Affiliate unless such Participant’s employment continues with the Company or another Affiliate.
(dd)    “Vesting Period” means with respect to an Award the period designated by the terms of the Plan or the applicable Award Agreement as the period over which services generally must be performed by the Participant receiving such Award for such Award to be 100% vested and nonforfeitable.
(ee)    “Voting Stock” means securities entitled to vote generally in the election of members of the board of directors.

Section 3. Eligibility.
(a)    Scope. Any employee, member of the Board, consultant or other advisor of, or any other individual who provides services to, the Company or any Affiliate or any other entity in which the Company has a significant equity interest, shall be eligible to be selected to receive an Award under the Plan.
(b)    Substitute Awards. Holders of options and other types of awards granted by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines are eligible for grant of Substitute Awards hereunder.
Section 4. Administration.
(a)    The Committee. The Plan shall be administered by the Committee. The Committee shall be appointed by the Board. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by applicable law, the Committee may delegate its authority to exercise all duties and responsibilities under the Plan, including those listed in Section 4(b) below, to any individual, group of individuals or committee except that any such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Act. The Committee may issue rules and regulations for the administration of the Plan. The Committee shall meet at such times and places as it may determine.
(b)    Power and Authority. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have sole and absolute authority and discretion to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)    All Decisions Binding. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the shareowners and the Participants unless a court of competent jurisdiction determines that such decision was arbitrary and capricious.

(d)    The Board. Notwithstanding anything contained in the Plan to the contrary, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all the authority and responsibility granted to the Committee under the Plan and all references to the Committee shall be deemed references to the Board.
Section 5. Shares Available for Awards and Award Limitations.
(a)    Shares Available. Subject to adjustment as provided in Section 5(e), effective June 19, 2025, the maximum number of Shares available for distribution under the Plan will not exceed the aggregate of:
(i)    9,600,000 Shares;
(ii)    the number of Shares previously authorized for Awards under the Plan but not reserved for outstanding Awards as of the date the Plan as amended and restated is approved by the Company’s shareholders; and
(iii)    any Shares corresponding to Awards under the Plan that are forfeited after the date the amended and restated Plan is approved by the Company’s shareholders.
(b)     Limitations on Awards. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e):
(i)    Except as provided in Section 5(b)(ii) with respect to non-employee members of the Board, no Participant may receive under the Plan in any calendar year (1) Options and SARs that relate to more than 2,000,000 Shares; (2) Restricted Stock and RSUs that relate to more than 1,000,000 Shares; or (3) Performance Awards or Other Stock-Based Awards that relate to more than 1,500,000 Shares; and the maximum amount that may be paid in a calendar year in respect of an annual Award denominated in cash or value other than Shares with respect to any Participant shall be $10,000,000, and the maximum amount of a long-term incentive Award denominated in cash shall be $10,000,000 multiplied by the number of years included in any applicable Performance Period(s) relating to such Awards; and
(ii)    the maximum grant date Fair Market Value of any Awards that may be granted to a Participant who is a non-employee member of the Board in any calendar year shall be $1,000,000.
For the avoidance of doubt, an Award of Performance Restricted Stock Units is a type of Performance Award and subject to the limitation set forth in Section 5(b)(i)(3) above.
(c)    Share Counting. Any Shares subject to an Award (but not including any Substitute Award), that expires, is cancelled, forfeited, or otherwise terminates without the delivery of Shares shall again be, or shall become, available for distribution under the Plan; provided, however, that (i) any

Shares tendered in payment of an Option; (ii) Shares withheld by the Company (or tendered by the Participant) to satisfy any tax withholding obligation with respect to the exercise of an Option or SAR; or (iii) Shares covered by a stock-settled SAR that were not issued upon the settlement of the Award, shall not again be available for distribution under the Plan.
(d)    Type of Shares. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.
(e)    Effect of Certain Changes. In the event that any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust equitably any or all of (i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a) and 5(b); (ii) the number and type of Shares (or other securities) subject to outstanding Awards; and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(f)    Effect of Substitute Awards. Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for distribution under the Plan.
Section 6. Options.
(a)    Options Generally. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case consistent with the provisions of the Plan, as the Committee shall determine.
(b)    Exercise Price. The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(c)    Term. The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.
(d)    Vesting and Exercisability. Subject to Section 12(c), the Committee shall determine the time or times at which an Option may be exercised in whole or in part with such time or times to be specified in the Award Agreement for the Option.
(e)    Payment of Exercise Price. The Committee shall determine the method or methods, including broker-assisted cashless exercise, by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.
(f)    Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.
(g)    Dividends. No dividends or dividend equivalents shall be paid or accrued with respect to Options.
Section 7. Stock Appreciation Rights.
(a)    SARs Generally. The Committee is authorized to grant SARs to Participants with such terms and conditions as the Committee shall determine consistent with the provisions of the Plan.
(b)    Grants. SARs may be granted to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
(c)    Tandem SARs. Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.
(d)    Term. A freestanding SAR shall not have a term of greater than 10 years from the date of grant thereof, or, unless it is a Substitute Award, an exercise price less than 100% of Fair Market Value of the Share on the date of grant.
(e)    Dividends. No dividends or dividend equivalents shall be paid or accrued with respect to SARs.
Section 8. Restricted Stock and Restricted Stock Units.
(a)    Restricted Stock and RSUs Generally. The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with such terms and conditions as the Committee shall determine consistent with the provisions of the Plan.
(b)    Restrictions. Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of

Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse or be waived by the Committee separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate, subject to limitations set forth in Sections 12(c) and 12(d) of the Plan.
(c)    Evidence of Award. Any share of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
Section 9. Performance Awards.
(a)    Performance Awards Generally. The Committee is authorized to grant Performance Awards to Participants with such terms and conditions as the Committee shall determine consistent with the provisions of the Plan. Performance Awards may be denominated as a cash amount, number of Shares, or a combination thereof and are Awards which may be earned upon the achievement or satisfaction of performance conditions specified by the Committee. Performance Restricted Stock Units are a type of Performance Awards denominated in Shares.
(b)    Performance Goals. The Committee may, but is not required to, use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee. The performance goals may be based on one or more of the following:
(i)    any of the following financial measures: revenue per available seat mile; cost per available seat mile; total shareowner return; return on equity, assets, capital or investment; operating, pre-tax or net income levels expressed in either absolute dollars, earnings per share, or changes of the same; the market price of Shares; economic or cash value added; capitalization; net or operating profit margin; revenues or revenue growth; expenses; cash flow; operating cash flow or liquidity; or earnings before interest, taxes, depreciation, amortization and aircraft rent;
(ii)    the results of employee satisfaction surveys;
(iii)    the results of customer satisfaction surveys; and
(iv)    other measures of operational performance (including, without limitation, U.S. Department of Transportation performance rankings in operational areas), quality, safety, productivity or process improvement.

Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index, or other acceptable objective and quantifiable indices.
Any performance criteria may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) changes in tax laws, accounting principles or other laws or regulations; (D) reorganization or restructuring programs; (E) acquisitions or divestitures; (F) foreign exchange gains and losses; or (G) gains and losses that are treated as unusual or nonrecurring items under Accounting Standards Codification Topic 225.
(c)    Adjustments to Performance Goals. If the Committee determines, in its discretion, that external changes or other unanticipated business conditions have materially affected the fairness of the performance goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) in whole or in part. Performance measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.
(d)    Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, or a combination thereof, in the discretion of the Committee, as may be specified in the applicable Award Agreement or as otherwise may be determined by the Committee. Performance Awards will be distributed only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.
Section 10. Other Stock-Based Awards.
(a)    Other Stock-Based Awards Generally. The Committee is authorized to grant Other Stock-Based Awards to Participants with terms and conditions as the Committee shall determine consistent with the provisions of the Plan.
(b)    Denomination; Purchase Rights. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine. Cash Awards, as stand-alone Awards or as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 10.

Section 11. Effect of Termination of Employment and a Change in Control on Awards. At the time of grant of an Award the Committee shall provide, by rule or regulation or in any Award Agreement, or may determine at any time in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to provide service to the Company or any Affiliate or in the event of a Change in Control prior to the end of a Performance Period or exercise or settlement of such Award.
Section 12. General Provisions Applicable to Awards.
(a)    Restrictive Covenants. The Committee may impose such restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other conduct as it deems necessary or appropriate in its discretion.
(b)    Configuration of Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.
(c)    Minimum Vesting Periods. Notwithstanding any other provision of the Plan to the contrary, Awards under the Plan shall vest or become exercisable no sooner than one year following the date of the grant of such Award, except for (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries, (ii) shares of common stock delivered in lieu of fully vested cash obligations, and (iii) awards to non-employee members of the Board that vest on the earlier of the one year anniversary date of the grant and the next annual meeting of the shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting. Notwithstanding the foregoing, however, the Committee may, in its sole discretion, accelerate the vesting of an Award or otherwise lapse or waive this requirement upon the Participant’s retirement, death, disability, involuntary termination of employment or a change in control. In addition, the Committee may grant Awards that are not subject to these minimum vesting requirements with respect to 5% or less of the maximum aggregate number of Shares available for issuance under the Plan (as may be adjusted in accordance with the terms hereof).

(d)    Dividend/Dividend Equivalents. With respect to an Award that provides for, or includes a right to, dividends or dividend equivalents, if dividends are declared during the period that an Award is outstanding, such dividends (or dividend equivalents) will either (i) not be paid or credited with respect to such Award, or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and will only be paid at the time or times such vesting requirement(s) are satisfied.

(e)    Form of Payment. Subject to the terms of the Plan and the applicable Award Agreement, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other Awards, or any combination thereof, as determined by the Committee in its discretion at the time of grant or as of the time of such exercise or payment, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(f)    Nontransferability. Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, pledgeable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 12(g)and (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this Section 12(f) shall not apply to any Award which has been fully exercised or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(g)    Participant’s Death. Upon the death of a Participant, the beneficiary eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death shall be the Participant’s estate.
(h)    Legended Certificates. All certificates for Shares and/or Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
Section 13. Amendments and Termination.
(a)    The Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareowner approval if such approval is required by the listed company rules of the stock exchange, if any, on which the Shares are principally traded or quoted or (ii) with respect to any affected Participant, the consent of such Participant if such action would adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax efficient manner and in compliance with local rules and regulations.
(b)    Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such action shall adversely affect the rights of any affected Participant or holder or beneficiary (without such person’s consent) under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations.
(c)    Certain Equitable Adjustments. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(d)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d)    Cancellation of Awards. Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award as of the date of cancellation, except that this Section 13(d) shall not be interpreted to permit any transaction that is prohibited by Section 13(f) relating to the repricing of certain Awards.
(e)    Corrections and Clarifications. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.
(f)    No Repricing without Shareholder Approval. Except as provided under Section 5(e), unless approved by shareholders of the Company, no Option or SAR may (i) be amended to decrease the exercise price thereof; (ii) be canceled in exchange for the grant of any new Option or SAR with a lower exercise price or any other Award; (iii) be repurchased by the Company or its Affiliates; or (iv) otherwise be subject to any action that would be treated under accounting rules, stock exchange rules or otherwise as a repricing of such Option or SAR (including a cash buyout or voluntary surrender/subsequent regrant of an underwater Option or SAR).
Section 14. Miscellaneous.
(a)    No Uniformity Required; No Promise of Future Grants. No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award which does not constitute a promise of future grants. The Committee, in its discretion, maintains the sole right to make grants hereunder.
(b)    No Rights as Shareowner. A Participant granted an Award shall have no rights as a shareowner of the Company with respect to such Award unless and until such time as certificates or book-entry shares for the Shares underlying the Award are registered in such Participant’s name in the Company’s stock records.
(c)    Withholdings. The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Shares are withheld by the Company or tendered by the Participant to satisfy the Company’s withholding obligations, then the Fair Market Value of such Shares on the date the withholding is to be determined shall not exceed the minimum statutory withholding requirement (or, in the discretion of the Committee, the Fair Market Value of such Shares may exceed the minimum statutory withholding requirement but may not be greater than the maximum tax withholding requirement; provided that the exercise of such discretion by the Committee would not result in an Award otherwise classified as an equity award under ASC Topic 718 to be classified as a liability award under ASC Topic 718).
(d)    Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
(e)    No Right to Continued Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(f)    Governing Law; Construction of Plan. The Plan and all determinations made, and actions taken thereunder shall be governed by the internal substantive laws of the State of Georgia and construed accordingly, to the extent not superseded by applicable federal law. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
(g)    Unfunded and Unsecured Arrangement. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(h)     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
Section 15. Effective Date of the Plan. The Plan shall be effective as of June 19, 2025, subject to approval by the Company’s shareholders.
Section 16. Term of the Plan. No Award shall be granted under the Plan on or after the ten-year anniversary of the date the Plan was approved by the Company’s shareholders. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board or the Committee to amend the Plan, shall extend beyond such date.
Section 17. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of Section 409A and the related regulations, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended by the Committee so as to avoid this conflict. To the extent any payment or Award provided to a Participant under the Plan constitutes “deferred compensation” under Section 409A and the Participant at the time of his Termination of Employment is considered to be a “specified employee” pursuant to the Company’s policy for determining such employees, the distribution or payment of any such amount will be delayed for six months following the Participant’s separation from service. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any Participant or any other person if an Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Award do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code.